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                                                                      Exhibit 24

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on the 9th day of August, 1994.

                                 EAGLE FINANCIAL CORP.



                            By: /s/  Ralph T. Linsley
                                ------------------------------------------------
                                Ralph T. Linsley
                                President, Chief Executive Officer and Director


                               POWER OF ATTORNEY

          Know all Persons by These Presents, that each individual whose signature appears below constitutes and appoints Ralph T. Linsley, Robert J. Britton and Mark J. Blum and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 1994.

     Signature                                     Title
     ---------                                     -----

/s/  Frank J. Pascale                       Chairman of the Board
- ----------------------------
Frank J. Pascale

/s/  Ralph T. Linsley          President, Chief Executive Officer and Director
- ----------------------------           (principal executive officer)
Ralph T. Linsley

/s/  Mark J. Blum                 Vice President and Chief Financial Officer
- ----------------------------     (principal financial and accounting officer)
Mark J. Blum

/s/  Richard H. Alden                             Director
- ----------------------------
Richard H. Alden

/s/  Robert J. Britton              Executive Vice President and Director
- ----------------------------
Robert J. Britton
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/s/  George T. Carpenter                          Director
- ----------------------------
George T. Carpenter

/s/  Theodore M. Donovan                          Director
- ----------------------------
Theodore M. Donovan

/s/  Steven E. Lasewicz, Jr.                      Director
- ----------------------------
Steven E. Lasewicz, Jr.

/s/  Thomas V. LaPorta                            Director
- ----------------------------
Thomas V. LaPorta

/s/  John F. McCarthy                             Director
- ----------------------------
John F. McCarthy

/s/  Ernest J. Torizzo                            Director
- ----------------------------
Ernest J. Torizzo